SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 25, 2003 (Date of Earliest Event Reported: June 23, 2003).

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of principal executive offices)	85012 (Zip Code)

Registrant’s Telephone Number, Including Area Code	(602) 265-9200

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EX-99.1
EX-99.2
EX-99.3

Item 5. Other Events.

          On June 23, 2003, CSK Auto Corporation issued a press release, attached as Exhibit 99.1, announcing that CSK Auto, Inc., its wholly owned subsidiary (“Auto”), had entered into a new $325.0 million credit facility. The Credit Agreement entered into by Auto and the related Guarantee and Collateral Agreement entered into by the Company, Auto and its subsidiaries in connection with the new credit facility are also attached as exhibits hereto.

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Item 7. Exhibits

99.1	Press Release

99.2	Credit Agreement

99.3	Guarantee and Collateral Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

By: /s/ DON W. WATSON

Don W. Watson Senior Vice President Chief Financial Officer

DATED: June 25, 2003

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